EXHIBIT 99.1

HCC Notes Remain Convertible in Second Quarter

HCC Insurance Holdings, Inc. (NYSE:HCC) is issuing this release under the required notice provisions of its convertible notes. Based upon its share performance during the First Quarter 2006, its originally issued and exchanged 2.00% Convertible Notes due 2021 and its 1.30% Convertible Notes due 2023 (collectively, the "Convertible Notes") will be convertible under the terms of their respective Indentures during the Second Quarter 2006.

Holders of the Convertible Notes may obtain information on how to convert their notes by contacting the Conversion Agent at:

 U.S. Bank Corporate Trust Services
 5847 San Felipe, Suite 1050
 Houston, Texas 77057
 Attention: Steven A. Finklea
 Tel: (713) 278-4321

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the USA and in Bermuda, England and Spain. HCC has assets exceeding $7.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

The HCC Insurance Holdings, Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1977

For more information, visit our website at www.hcc.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300